Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

November 13, 2023

Lazard Ltd,

Clarendon House,

2 Church Street,

Hamilton HM11,

Bermuda.

Ladies and Gentlemen:

We have acted as U.S. counsel for Lazard Ltd, currently an exempted company limited by shares incorporated under the laws of Bermuda (“Lazard Ltd”), in connection with (i) the proposed domestication of Lazard Ltd (the “Domestication”) as a corporation in the State of Delaware under the name Lazard, Inc. (“Lazard, Inc.”) in accordance with Section 388 of the General Corporation Law of the State of Delaware and (ii) the filing by Lazard Ltd of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the Domestication.

For the purposes of rendering our opinion as expressed herein, we have examined and relied upon the following documents: (i) the Registration Statement and the prospectus included in the Registration Statement, (ii) the form of Lazard Ltd’s certificate of corporate domestication (the “Certificate of Domestication”) to be filed with the Secretary of State of the State of Delaware (the “Secretary of State”), (iii) the form of Lazard, Inc.’s certificate of incorporation (the “Certificate of Incorporation” and, together with the Certificate of Domestication, the “Certificates”) filed as Exhibit 3.1 to the Registration Statement, (iv) the form of Lazard, Inc.’s By-laws filed as Exhibit 3.2 to the Registration Statement, which is to be in effect upon the completion of the Domestication, and (v) originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda, and other instruments as in our judgement are necessary or appropriate to enable us to render the opinion expressed below. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery by all persons of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

In addition to the foregoing, for the purpose of rendering our opinion as expressed herein, we have, with your consent, assumed the following matters: (i) that Lazard Ltd is, and at all times relevant for purposes of rendering our opinion as expressed herein was, duly organized, validly existing and in good standing under the laws of Bermuda, and has, and at all times relevant for purposes of rendering our opinion as expressed herein had, the full power, authority and legal right to domesticate in the State of Delaware pursuant to Section 388 of the General Corporation Law of the State of Delaware (“DGCL”); (ii) that, at all times relevant for purposes of rendering our opinion as expressed herein, the laws of Bermuda permitted Lazard Ltd to domesticate in the State of Delaware pursuant to Section 388 of the DGCL; (iii) that the discontinuance of Lazard Ltd in Bermuda and the domestication of Lazard Ltd in the State of Delaware pursuant to Section 388 of the DGCL will be duly authorized and duly effected by Lazard Ltd in accordance with the laws of Bermuda; (iv) that the current forms of the Certificates, without alteration or amendment (other than filling in the appropriate signatory, date and effective date) will be duly authorized and executed and thereafter be duly filed with the Secretary of State in accordance with Sections 103 and 388 of the DGCL, and that no other certificate or document has been, or prior to the filing of the Certificates will be, filed by or in respect of Lazard, Inc. with the Secretary of State and that Lazard, Inc. will pay all fees or other charges required to be paid in connection with the filing of the Certificates; (v) that all necessary action was taken, or will be taken, under the applicable laws of Bermuda to authorize and permit Lazard Ltd to domesticate in the State of Delaware pursuant to Section 388 of the DGCL and any and all consents, approvals and authorizations from applicable Bermuda governmental authorities required to authorize and permit Lazard Ltd to domesticate in the State of Delaware pursuant to Section 388 of the DGCL have been, or will be, obtained; and (vi) the issued and outstanding Class A common shares of Lazard Ltd as an exempted company limited by shares incorporated under the laws of Bermuda immediately prior to the Domestication were validly issued, fully paid, and non-assessable.

Upon the basis of such examination and subject to the assumptions, limitations, exceptions, and qualifications set forth herein, it is our opinion that, (1) upon the filing with the Secretary of State and effectiveness of the Certificates, Lazard Ltd shall be domesticated as a corporation in the State of Delaware and the issued and outstanding Class A common shares, $0.01 par value per share, of Lazard Ltd shall be converted by operation of law into an equivalent number of shares of common stock, par value $0.01 per share, of Lazard, Inc. (the “Securities”) and (2) when the Registration Statement has become effective under the Act, such Securities will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the Securities.

The foregoing opinion is limited to the Federal laws of the United States and the DGCL, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of Lazard Ltd and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP